Pannell Kerr Forster

International

7th Floor, Marine Building
355 Burrard Street.,
Vancouver, B.C., Canada, V6C 2G8
Telephone: 604.687.1231 Facsimile: 604.688.4675

March 15, 2004

EYI INDUSTRIES, INC.
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada

Attention: Jay Sargeant, President

Re:	EYI INDUSTRIES, INC.
	-	Registration Statement on Form S-8 with respect to the Stock Compensation Program of EYI Industries, Inc.

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of EYI Industries, Inc. (the "Company") of our report dated March 3, 2003 on the balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders equity (deficiency) and statement of cash flows for the years then ended, which report appears in the Annual Report on Form 10-K for the Company for the year ended December 31, 2002.

Very truly yours,

Pannell Kerr Forster
Chartered Accountants
700-355 Burrard Street
Vancouver, BC V6C 2G8